Exhibit 10.20
STOCK PURCHASE AGREEMENT
By and Among
SANOFI-AVENTIS AMÉRIQUE DU NORD,
SANOFI-AVENTIS US LLC
AND
REGENERON PHARMACEUTICALS, INC.
Dated as of November 28, 2007

i

5.3 No Conflicts	11
5.4 No Governmental Authority or Third Party Consents	11
5.5 Purchase Entirely for Own Account	11
5.6 Disclosure of Information	12
5.7 Investment Experience and Accredited Investor Status	12
5.8 Acquiring Person	12
5.9 Restricted Securities	12
5.10 Legends	12
5.11 Financial Assurances	13
6. COVENANTS OF THE COMPANY	13
6.1 Conduct of the Business Pending Closing	13
6.2 Use of Proceeds	13
7. INVESTOR’S CONDITIONS TO CLOSING	13
7.1 Representations and Warranties	13
7.2 Covenants	14
7.3 Investor Agreement	14
7.4 Discovery Agreement; Sanofi License and Collaboration Agreement	14
7.5 No Material Adverse Effect	14
8. COMPANY’S CONDITIONS TO CLOSING	14
8.1 Representations and Warranties	14
8.2 Covenants	14
8.3 Investor Agreement	14
8.4 Discovery Agreement; Sanofi License and Collaboration Agreement	14
9. MUTUAL CONDITIONS TO CLOSING	15
9.1 HSR Act and Other Qualifications	15
9.2 Absence of Litigation	15
9.3 No Prohibition	15
10. TERMINATION	15
10.1 Ability to Terminate	15
10.2 Effect of Termination	16
11. ADDITIONAL COVENANTS AND AGREEMENTS	17
11.1 Legending of Existing Shares	17
11.2 Amendment of Aventis Agreement	17

ii

11.3 Market Listing	18
11.4 Notification under the HSR Act	18
11.5 Assistance and Cooperation	18
11.6 Effect of Waiver of Condition to Closing	19
12. MISCELLANEOUS	19
12.1 Governing Law; Submission to Jurisdiction	19
12.2 Waiver	19
12.3 Notices	20
12.4 Entire Agreement	20
12.5 Amendments	20
12.6 Headings; Nouns and Pronouns; Section References	20
12.7 Severability	20
12.8 Assignment	20
12.9 Successors and Assigns	21
12.10 Counterparts	21
12.11 Third Party Beneficiaries	21
12.12 No Strict Construction	21
12.13 Survival of Warranties	21
12.14 Remedies	21
12.15 Expenses	21

Exhibit A – Form of Cross Receipt
Exhibit B – Form of Investor Agreement
Exhibit C – Conduct of the Business Pending Closing
Exhibit D – Notices

iii

Exhibit 10.20
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of November 28, 2007, by and among sanofi-aventis Amérique du Nord (the “Investor”), a société en nom collectif organized under the laws of France and wholly owned by sanofi-aventis, a company organized under the laws of France (“sanofi-aventis”), with its principal headquarters at 174, avenue de France, 75013 Paris, France, sanofi-aventis US LLC (solely for purposes of Sections 5.11, 8.2, 8.3, 11.2 and 12.13), a Delaware limited liability company indirectly wholly owned by the Investor (“Sanofi US”) and the successor in interest to Aventis Pharmaceuticals Inc., a Delaware corporation indirectly wholly owned by the Investor (“Aventis”), with respect to the Aventis Collaboration Agreement, with its headquarters at 55 Corporate Drive, Bridgewater, New Jersey 00807, and Regeneron Pharmaceuticals, Inc. (the “Company”), a New York corporation with its principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591.
     WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).
     NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor, Sanofi US and the Company agree as follows:
1. Definitions.
     1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:
     “Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The parties acknowledge that in the case of certain entities organized under the Laws of certain countries outside of the United States, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the

Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.
     “Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.
     “Aventis Collaboration Agreement” shall mean the Collaboration Agreement, dated as of September 5, 2003, by and between Sanofi US (as successor in interest to Aventis) and the Company, as amended by the First Amendment, dated as of December 31, 2004, the Second Amendment, dated as of January 7, 2005, the Third Amendment, dated as of December 21, 2005, the Fourth Amendment, dated as of January 31, 2006, Section 11.2 of this Agreement, and as further amended from time to time.
     “Business Day” shall mean a day on which commercial banking institutions in New York, New York are open for business.
     “Collaboration Agreements” means, collectively, the Aventis Collaboration Agreement, the Discovery Agreement and the Sanofi License and Collaboration Agreement.
     “Cross Receipt” shall mean an executed document signed by each of the Company and the Investor, in substantially the form of Exhibit A attached hereto.
     “Discovery Agreement” shall mean that certain Discovery and Preclinical Development Agreement between the Company and Aventis dated as of the date hereof, as the same may be amended from time to time.
     “Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”
     “Governmental Authority” shall mean any court, agency, authority, department or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.
     “Intellectual Property” shall mean shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.
     “Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.
     “Investor Agreement” shall mean that certain Investor Agreement among sanofi-aventis, Sanofi US, Aventis, the Investor and the Company, to be dated as of the Closing Date, in substantially the form of Exhibit B attached hereto, as the same may be amended from time to time.

     “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.
     “Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has (i) a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations, or consummate the Transaction, in accordance with the terms of this Agreement, except in the case of (i) or (ii) to the extent that any such Effect results from or arises out of: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles in the United States or interpretations thereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (C) the announcement, pendency or performance of this Agreement, the Discovery Agreement or the Sanofi License and Collaboration Agreement, or the consummation of the Transaction or the identity of the Investor, (D) any change in the trading prices or trading volume of the Common Stock (it being understood that the facts giving rise to or contributing to any such change may be deemed to constitute, or be taken into account when determining whether there has been or will be, a Material Adverse Effect, except to the extent any of such facts is an Effect referred in clauses (A) through (J) of this definition), (E) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) earthquakes, hurricanes, floods or other natural disasters, (G) any action taken by the Company contemplated by this Agreement or in accordance with any of the Collaboration Agreements or with the Investor’s written consent, (H) any breach, violation or non-performance by the Investor or any of its Affiliates under any of the Collaboration Agreements, or (I) shareholder litigation arising out of or in connection with the execution, delivery or performance of the Transaction Agreements, the Discovery Agreement or the Sanofi License and Collaboration Agreement; provided, that with respect to clauses (A), (B), (E) and (F) such Effect does not have a materially disproportionate and adverse effect on the Company relative to most other comparable companies and their respective subsidiaries, taken as a whole, in the biotechnology or biopharmaceutical industries.
     “Organizational Documents” shall mean (i) the Restated Certificate of Incorporation of the Company as of June 21, 1991, as amended through the date of this Agreement and (ii) the By-Laws of the Company, as amended through the date of this Agreement.
     “Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.
     “Sanofi License and Collaboration Agreement” shall mean that certain License and Collaboration Agreement between the Company, the Investor and Aventis dated as of the date hereof.
     “Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

     “Transaction” means the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.
     “Transaction Agreements” shall mean this Agreement and the Investor Agreement.
     1.2 Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section

Aggregate Purchase Price	Section 2
Aventis	Preamble
Class A Stock	Section 4.2(a).
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Preamble
Company	Preamble
Company SEC Documents	Section 4.11(a)
Exchange Act	Section 4.11(a)
Final Termination Date	Section 10.1(b)
HSR Act	Section 4.7
Investor	Preamble
LAS	Section 4.7
Modified Clause	Section 12.7
Permits	Section 4.10
Original Termination Date	Section 10.1(b)
Sanofi US	Preamble
sanofi-aventis	Preamble
SEC	Section 4.7
Securities Act	Section 4.11(a)
Share Amount	Section 2
Shares	Section 2
2. Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all liens, other than any liens arising as a result of any action by the Investor, and the Investor shall purchase from the Company, a number of shares of Common Stock equal to the Share Amount (the “Shares”), for an aggregate purchase price of US $312,000,000.00. (the “Aggregate Purchase Price”). The “Share Amount” shall equal 12,000,000; provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company after the date hereof and on or prior to the Closing which affects or relates to the Common Stock, the Share Amount shall be adjusted proportionately.

3. Closing Date; Deliveries.
     3.1 Closing Date. Subject to the satisfaction or waiver of all the conditions to the Closing set forth in Sections 7, 8 and 9 hereof, the closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the third (3rd) Business Day after the satisfaction of the conditions to Closing set forth in Sections 7, 8 and 9 (other than those conditions that by their nature are to be satisfied at the Closing), at 10:00 a.m. New York City time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, or at such other time, date and location as the parties may agree in writing. The date the Closing occurs is hereinafter referred to as the “Closing Date.”
     3.2 Deliveries.
          (a) Deliveries by the Company. At the Closing, the Company shall deliver to the Investor a stock certificate, registered in the name of the Investor, representing the Shares, and the Company shall instruct its transfer agent to register such issuance at the time of such issuance. The Company shall also deliver at the Closing: (i) a duly executed Cross Receipt; (ii) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Sections 7 and 9.3(b) of this Agreement have been fulfilled; (iii) a duly executed Investor Agreement; and (iv) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Agreements and the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (C) that attached thereto is a true and complete copy of the Company’s Restated Certificate of Incorporation as in effect on the Closing Date; and (D) as to the incumbency and specimen signature of any officer of the Company executing a Transaction Agreement on behalf of the Company.
          (b) Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company. The Company shall notify the Investor in writing of the wiring instructions for such account not less than three (3) Business Days before the Closing Date. The Investor shall also deliver, or cause to be delivered, at the Closing: (i) a duly executed Cross Receipt; (ii) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized executive officer of the Investor certifying that the conditions to Closing set forth in Section 8 of this Agreement have been fulfilled; (iii) an Investor Agreement, duly executed by sanofi-aventis, Sanofi US, Aventis and the Investor; and (iv) a certificate of the secretaries of sanofi-aventis, Sanofi US, Aventis and the Investor dated as of the Closing Date certifying (A) that attached thereto are true and complete copies of any and all organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents) of each of sanofi-aventis, Sanofi US, Aventis and the Investor, as applicable, as in effect on the Closing Date; and (B) as to the incumbency and specimen signature of any officer executing a Transaction Agreement on behalf of sanofi-aventis, Sanofi US, Aventis or the Investor, as applicable.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:
     4.1 Organization, Good Standing and Qualification.
          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted, and as proposed to be conducted as described in the Company SEC Documents, to enter into the Transaction Agreements to issue and sell the Shares and to carry out the other transactions contemplated by the Transaction Agreements.
          (b) The Company is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.
     4.2 Capitalization and Voting Rights.
          (a) The authorized capital of the Company as of the date hereof consists of: (i) 160,000,000 shares of Common Stock of which, as of the date of this Agreement, (w) 63,932,731 shares are issued and outstanding, (x) 2,260,266 shares are reserved for issuance upon conversion of the Company’s Class A Stock, par value $0.001 per share (the “Class A Stock”), each share of Class A Stock being convertible into one (1) share of Common Stock, (y) 18,843,943 shares are reserved for issuance pursuant to the Company’s 2000 Long-Term Incentive Plan, of which 15,244,146 shares are issuable upon the exercise of stock options outstanding on the date hereof, and (z) 6,611,300 shares are reserved for issuance upon conversion of the Company’s 5 1/2% Convertible Senior Subordinated Notes due 2008; (ii) 40,000,000 shares of Class A Stock of which, as of the date of this Agreement, 2,260,266 shares are issued and outstanding and 44,246 shares are reserved for issuance pursuant to the Company’s 1989 Executive Stock Purchase Plan; and (iii) 30,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock and Class A Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in compliance with all applicable federal and state securities Laws and not in violation of any preemptive rights.
          (b) All of the authorized shares of Common Stock are entitled to one (1) vote per share. All of the authorized shares of Class A Stock are entitled to ten (10) votes per share.
          (c) Except as described or referred to in Section 4.2(a) above, as of the date hereof, there are not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company or (ii) except as set forth in the Investor Agreement, any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities Laws.

          (d) Except as provided in the Investor Agreement, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.
     4.3 Subsidiaries. The Company does not have any subsidiaries required to be disclosed in an exhibit to its Annual Report on Form 10-K pursuant to Item 601(b)(21) of Regulation S-K.
     4.4 Authorization.
          (a) All requisite corporate action on the part of the Company, its directors and stockholders required by applicable Law or, assuming the accuracy of the Investor’s representation in Section 5.8, The NASDAQ Stock Market LLC for the authorization, execution and delivery by the Company of the Transaction Agreements and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.
          (b) This Agreement has been, and upon the execution and delivery of the Investor Agreement by the Company at the Closing, the Investor Agreement will be, duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement by the Investor and Sanofi US, this Agreement will constitute, and upon the due execution and delivery of the Investor Agreement by sanofi-aventis, Sanofi US, Aventis and the Investor, the Investor Agreement will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).
     4.5 No Defaults. The Company is not in default under or in violation of (a) its Organizational Documents, (b) any provision of applicable Law or any ruling, writ, injunction, order, Permit, judgment or decree of any Governmental Authority or (c) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, except, in the case of subsections (b) and (c), as would not have a Material Adverse Effect. To the knowledge of the Company, there exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of subsections (b) and (c), as would not have a Material Adverse Effect.
     4.6 No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Company do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound or (c)

violate or conflict with any of the provisions of the Company’s Organizational Documents, except, in the case of subsections (a) and (b), as would not have a Material Adverse Effect.
     4.7 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the Transaction Agreements or with the authorization, issue and sale by the Company of the Shares, except (i) such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, (ii) as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”) and (iii) with respect to the Shares, the filing with The NASDAQ Stock Market LLC of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares (the “LAS”).
     4.8 Valid Issuance of Shares. When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as arising pursuant to the Transaction Agreements, as a result of any action by the Investor or under federal or state securities Laws.
     4.9 Litigation. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or which the Company intends to initiate which has had or is reasonably likely to have a Material Adverse Effect.
     4.10 Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not have a Material Adverse Effect. To the Company’s knowledge, it has not taken any action that would interfere with the Company’s ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not have a Material Adverse Effect. The Company is and has been in compliance with all Laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance does not and would not have a Material Adverse Effect.
     4.11 Company SEC Documents; Financial Statements; Nasdaq Stock Market.
          (a) Since December 31, 2006, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of

1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in its quarterly reports on Form 10-Q for the quarterly periods ended September 30, 2007, June 30, 2007, and March 31, 2007 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have a Material Adverse Effect.
          (c) As of the date of this Agreement, the Common Stock is listed on The Nasdaq Global Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market. As of the date of this Agreement, the Company has not received any notification that, and has no knowledge that, the SEC or The NASDAQ Stock Market LLC is contemplating terminating such listing or registration.
     4.12 Absence of Certain Changes. Except as disclosed in the Company SEC Documents, since December 31, 2006, there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect.
     4.13 Internal Controls; Disclosure Controls and Procedures. The Company maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects. Each of the Chief Executive Officer and the Chief Financial Officer of the Company (or each former Chief Executive Officer of the Company and each former Chief Financial Officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC.

     4.14 Intellectual Property. The Intellectual Property that is owned by the Company is owned free from any liens or restrictions, and all of the Company’s material Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free of any liens or restrictions, except (a) where the failure to be free from such liens or restrictions would not have a Material Adverse Effect or (b) as set forth in any such Intellectual Property License. Except as set forth in the Company SEC Documents, there is no legal claim or demand of any Person pertaining to, or any proceeding which is pending (of which the Company has received notice or otherwise has knowledge) or, to the knowledge of the Company, threatened, (i) challenging the right of the Company in respect of any Company Intellectual Property, or (ii) that claims that any default exists under any Intellectual Property License, except, in the case of (i) and (ii) above, where any such claim, demand or proceeding would not have a Material Adverse Effect.
     4.15 Offering. Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.9 and 5.10, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.
     4.16 No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.
     4.17 Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the Transaction Agreements.
     4.18 Not Investment Company. The Company is not, and solely after receipt of the Aggregate Purchase Price and application of such proceeds in substantially the manner described under “Use of Proceeds” in the Company’s prospectus supplement filed November 15, 2006 with the SEC, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as set forth in Sections 5.1 through 5.10 (on behalf of itself, Sanofi US, Aventis and sanofi-aventis), and the Investor and Sanofi US hereby jointly and severally represent and warrant to the Company as set forth in Section 5.11, that:
     5.1 Organization; Good Standing. The Investor is a partnership duly organized, validly existing and in good standing under the laws of France. Sanofi US is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Aventis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. sanofi-aventis is a company duly organized, validly existing and in good standing under the laws of France. Each of the Investor and Sanofi US has, and Aventis and sanofi-aventis will have, all requisite power and authority to enter into the

Transaction Agreements to which it is or will be a party, in the case of the Investor to purchase the Shares and, in the case of the Investor, Sanofi US, Aventis and sanofi-aventis, to perform its respective obligations under and to carry out the other transactions contemplated by the Transaction Agreements to which it is or will be a party.
     5.2 Authorization. All requisite action on the part of the Investor, Sanofi US, Aventis, sanofi-aventis and their respective directors and stockholders, required by applicable Law for the authorization, execution and delivery by the Investor, Sanofi US, Aventis and sanofi-aventis of the Transaction Agreements to which they are a party, and the performance of all of their respective obligations thereunder, including the subscription for and purchase of the Shares, has been taken or, in the case of Aventis and sanofi-aventis, will be taken prior to the Closing. This Agreement, and upon the execution and delivery of the Investor Agreement at the Closing by the Investor, Sanofi US, Aventis and sanofi-aventis, the Investor Agreement will be, duly executed and delivered by, as applicable, the Investor, Sanofi US, Aventis and sanofi-aventis and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of, as applicable, the Investor, Sanofi US, Aventis and sanofi-aventis, enforceable against, as applicable, the Investor, Sanofi US, Aventis and sanofi-aventis in accordance with their respective terms (except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (b) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).
     5.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Investor, Sanofi US, Aventis and sanofi-aventis, do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor, Sanofi US, Aventis or sanofi-aventis or any of their respective assets, are bound, or (c) violate or conflict with any of the provisions of the Investor’s, Sanofi US’, Aventis’ or sanofi-aventis’ organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), except as would not impair or adversely affect the ability of the Investor, Sanofi US, Aventis or sanofi-aventis, as applicable, to consummate the Transactions and perform their respective obligations under the Transaction Agreements and except, in the case of subsections (a) and (b) as would not have a material adverse effect on the Investor, Sanofi US, Aventis or sanofi-aventis.
     5.4 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of any Governmental Authority or other Third Party is required to be obtained by the Investor, Sanofi US, Aventis or sanofi-aventis in connection with the authorization, execution and delivery of any of the Transaction Agreements or with the subscription for and purchase of the Shares, except as required pursuant to the HSR Act.
     5.5 Purchase Entirely for Own Account. The Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares. The Investor does not have and will not have as of the Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.
     5.6 Disclosure of Information. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment.
     5.7 Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.
     5.8 Acquiring Person. As of the date of this Agreement and immediately prior to the Closing, (a) sanofi-aventis together with its Affiliates, beneficially own and will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership) 2,799,552 shares of Common Stock, and (b) neither sanofi-aventis nor any of its Affiliates beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership), any other securities of the Company.
     5.9 Restricted Securities. The Investor understands that the Shares, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.
     5.10 Legends. The Investor understands that the certificates representing the Shares shall bear the following legends:
          (a) “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to Regeneron Pharmaceuticals, Inc.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”;
          (b) any legend required by applicable state securities Laws; and
          (c) “The securities represented by this certificate are subject to and shall be transferable only upon the terms and conditions of an Investor Agreement dated as of [   ], 2007,

by and among Regeneron Pharmaceuticals, Inc. and the other parties signatory thereto, a copy of which is on file with the Secretary of Regeneron Pharmaceuticals, Inc.”
     5.11 Financial Assurances. As of the date hereof and as of the Closing Date, the Investor has and will have access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.
6. Covenants of the Company.
     6.1 Conduct of the Business Pending Closing. During the period from the date hereof until the Closing, except as (a) set forth on Exhibit C attached hereto, (b) consented to in writing by the Investor (which consent shall not be unreasonably withheld, conditioned or delayed) or (c) otherwise contemplated by this Agreement or any of the Collaboration Agreements, the Company shall (i) operate its business only in the ordinary course, (ii) maintain its existence under applicable Law, (iii) use commercially reasonable efforts to maintain and enforce its material Intellectual Property, (iv) pay all applicable material taxes when due and payable and (v) (A) not declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) in respect of its capital stock, (B) not make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such and (C) not redeem, repurchase or otherwise acquire any securities of the Company or any of its subsidiaries.
     6.2 Use of Proceeds. From and after the Closing Date, the Company shall use the Aggregate Purchase Price in substantially the manner described under “Use of Proceeds” in the Company’s prospectus supplement filed November 15, 2006 with the SEC.
7. Investor’s Conditions to Closing. The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Investor):
     7.1 Representations and Warranties. (a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date; (b) the representations and warranties made by the Company in Article 8 of the Discovery Agreement (other than Section 8.1(a) thereof) shall be true and correct as of the date of the Discovery Agreement and as of the Closing Date as though made on and as of such Closing Date; and (c) the representations and warranties made by the Company in Article XV of the Sanofi License and Collaboration Agreement (other than Section 15.1(a) thereof) shall be true and correct as of the date of the Sanofi License and Collaboration Agreement and as of the Closing Date as though made on and as of such Closing Date, except in the case of subsections (a), (b) and (c) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 7.1, all such representations and warranties of the Company (other than Sections 4.1(a), 4.2, 4.3, 4.4(a) and 4.8 of this Agreement, Section 8.1(b) of the Discovery Agreement and Section 15.1(b) of the Sanofi License and Collaboration Agreement) shall be deemed to be true and correct for purposes of this Section 7.1 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material,” “materiality” or “Material Adverse Effect” qualifiers set forth therein (other than any reference to “material” in Sections 4.11(a) and 4.11(b)), individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
     7.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
     7.3 Investor Agreement. The Company shall have duly executed and delivered to the Investor, pursuant to Section 3.2(a) of this Agreement, the Investor Agreement, and (subject to execution by sanofi-aventis, Sanofi US, Aventis and the Investor) such agreement shall be in full force and effect.
     7.4 Discovery Agreement; Sanofi License and Collaboration Agreement. The Company shall have duly executed and delivered to the Investor the Discovery Agreement and the Sanofi License and Collaboration Agreement, and there shall have been no termination of either of the Discovery Agreement or the Sanofi License and Collaboration Agreement that, as of the Closing, is effective.
     7.5 No Material Adverse Effect. From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect.
8. Company’s Conditions to Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Company):
     8.1 Representations and Warranties. The representations and warranties made by the Investor (on its own behalf and on behalf of Sanofi US, Aventis and sanofi-aventis) and by Sanofi US (a) in Section 5 hereof (other than Sections 5.4 and 5.6 hereof) shall be true and correct and (b) in Sections 5.4 and 5.6 hereof shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date).
     8.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor or Sanofi US as applicable, on or prior to the Closing Date shall have been performed or complied with in all material respects.
     8.3 Investor Agreement. sanofi-aventis, Sanofi US, Aventis and Investor shall have duly executed and delivered to the Company, pursuant to Section 4.2(b) of this Agreement, the Investor Agreement, and (subject to execution by the Company) such agreement shall be in full force and effect.
     8.4 Discovery Agreement; Sanofi License and Collaboration Agreement. Sanofi US, Aventis and the Investor, as applicable, shall have duly executed and delivered to the

Company the Discovery Agreement and the Sanofi License and Collaboration Agreement, and there shall have been no termination of either of the Discovery Agreement or the Sanofi License and Collaboration Agreement that, as of the Closing, is effective. The Company shall have received from Aventis the payment required by Section 4.1 of the Discovery Agreement.
9. Mutual Conditions to Closing. The obligations of the Investor and the Company to consummate the Closing is subject to the fulfillment as of the Closing Date of the following conditions:
     9.1 HSR Act and Other Qualifications. The filings required under the HSR Act in connection with this Agreement shall have been made and the required waiting period shall have expired or been terminated as of the Closing Date, and all other authorizations, consents, waivers, permits, approvals, qualifications and registrations to be obtained or effected with any Governmental Authority, including, without limitation, necessary blue sky permits and qualifications required by any state for the offer and sale to the Investor of the Shares, shall have been duly obtained and shall be in effect as of the Closing Date.
     9.2 Absence of Litigation. There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company, the Investor, Sanofi US, Aventis or sanofi-aventis which questions the validity of any of the Transaction Agreements, the right of the Company, the Investor, Sanofi US, Aventis or sanofi-aventis to enter into any Transaction Agreement or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company, the Investor, Sanofi US, Aventis or sanofi-aventis as a result of the consummation of the transactions contemplated by any Transaction Agreement.
     9.3 No Prohibition. (a) No provision of any applicable Law and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the Transaction shall be in effect; and (b) there shall be no unresolved issues with The NASDAQ Stock Market LLC with respect to the LAS.
10. Termination.
     10.1 Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:
          (a) mutual written consent of the Company and the Investor;
          (b) either the Company or the Investor, upon written notice to the other no earlier than three (3) Business Days after January 31, 2008 (the “Original Termination Date”), if the Original Termination Date cannot be or has not been validly extended pursuant to this Section 10.1(b), and if the Transaction shall not have been consummated by the Original Termination Date; provided, however, that the Original Termination Date may be extended to March 31, 2008 (the “Final Termination Date”) by either the Company or the Investor, upon written notice to the other on or within two (2) Business Days after the Original Termination Date, if the Transaction shall not have been consummated by the Original Termination Date solely as the result of a failure to satisfy the condition set forth in Section 9.1 as of the Original Termination Date; provided further, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Original Termination Date or the Final Termination Date, as applicable;
          (c) either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 9 shall have become incapable of fulfillment by the Original Termination Date or, if the Original Termination Date has been validly extended pursuant to Section 10.1(b), the Final Termination Date, and shall not have been waived in writing by the other party; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Original Termination Date or the Final Termination Date, as applicable;
          (d) the Company, upon written notice to the Investor, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7.1 or 7.2, as applicable, could not be satisfied by the Closing Date, (i) upon a breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor or Sanofi US shall have been or become untrue, in each case such that any of the conditions set forth in Section 8.1, 8.2, 8.3 or 8.4, as applicable, could not be satisfied by the Closing Date;
          (e) the Company, upon written notice to the Investor, if the Investor or any of its Affiliates has breached Section 20.16 of the Aventis Collaboration Agreement (for avoidance of doubt, the Company shall not have the right to terminate this Agreement as a result of a de minimis breach of Section 20.16(a) of the Aventis Collaboration Agreement or an inadvertent breach of Section 20.16(g) of the Aventis Collaboration Agreement arising from informal discussions covering general corporate or other business matters the purpose of which is not intended to effectuate or lead to any of the actions referred to in paragraphs (a) through (e) of Section 20.16 of the Aventis Collaboration Agreement); provided that any action taken in connection with the Transaction shall not be deemed to be a violation of Section 20.16 of the Aventis Collaboration Agreement; and
          (f) the Investor, upon written notice to the Company, so long as the Investor and Sanofi US are not then in breach of their representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 8.1 or 8.2, as applicable, could not be satisfied by the Closing Date, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 7.1, 7.2, 7.3 or 7.4, as applicable, could not be satisfied by the Closing Date.
     10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 hereof, (a) this Agreement (except for this Section 10.2 and Article XII (other than Section 12.13), and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 10.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.
11. Additional Covenants and Agreements.
     11.1 Legending of Existing Shares. At the Closing, the Investor shall cause Aventis to deliver to the Company the certificate(s) representing 2,799,552 shares of Common Stock issued to Aventis, and the Company shall (or shall cause its transfer agent to) promptly cancel such certificate and issue to Aventis a replacement certificate representing 2,799,552 shares of Common Stock and containing the legends set forth in Section 5.10 hereof.
     11.2 Amendment of Aventis Agreement. Effective as of the date of this Agreement, the Investor hereby acknowledges and agrees that it shall be bound by (and shall cause its Affiliates to comply with) the restrictions applicable to Sanofi US (as successor to Aventis) under Section 20.16 of the Aventis Collaboration Agreement, and the Investor, Sanofi US and the Company acknowledge and agree that for purposes of Section 19.5 of the Aventis Collaboration Agreement, references to “Aventis” in such section include the Investor and its other Affiliates. The Investor, Sanofi US and the Company agree that, subject to clause (c) below, effective as of the date of this Agreement:
          (a) The first clause of Section 20.16 of the Aventis Collaboration Agreement is hereby amended and restated in its entirety to read:
“From and after the Effective Date until the later of (A) the fifth (5th) anniversary of the expiration or earlier termination of the Term and (B) the fifth (5th) anniversary of the expiration or earlier termination of the “Term” (as such term is defined in the License and Collaboration Agreement among the Company, sanofi-aventis Amérique du Nord and Aventis dated as of November 28, 2007), neither Aventis nor any of its Affiliates (for purposes of this Section 20.16, Aventis, together with such Affiliates, being referred to as the “Investor”) shall:”
          (b) Section 20.16(a) of the Aventis Collaboration Agreement is hereby amended and restated in its entirety to read:
"(a) directly or indirectly, acquire beneficial ownership of Shares of Then Outstanding Capital Stock and/or Common Stock Equivalents, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Capital Stock and/or Common Stock Equivalents, if after giving effect to such acquisition (and assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by the Investor), the Investor would beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act) more than the Standstill Limit; provided, however, that notwithstanding the provisions of this Section 20.16, if the number of shares constituting Shares of Then Outstanding Capital Stock is reduced or if the aggregate ownership of the Investor is increased as a result of a recapitalization of Regeneron, the Investor shall not be required to dispose of any of its holdings of Shares of Then Outstanding Capital Stock even though such action resulted in Investor’s ownership totaling more than the Standstill Limit; as used in this Section 20.16(a):
(i) “Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Class A Stock or Common Stock; and
(ii) “Standstill Limit” shall mean (i) from November 28, 2007 until December 31, 2011, the lesser of (A) twenty-one percent (21%) of the Shares of Then Outstanding Capital Stock, in the case of this clause (A) only, calculated on a fully diluted basis assuming the full conversion into, or exercise or exchange for, shares of Common Stock of all Common Stock Equivalents outstanding (as such Common Stock Equivalents outstanding are calculated from Regeneron’s most recent Form 10-Q or Form 10-K, as applicable, filed with the SEC), and (B) twenty-five percent (25%) of the Shares of Then Outstanding Capital Stock, and (ii) from and after January 1, 2012, thirty percent (30%) of the Shares of Then Outstanding Capital Stock;”
          (c) Notwithstanding the foregoing, if this Agreement is terminated in accordance with Section 10 hereof, the amendments to Section 20.16 of the Aventis Collaboration Agreement set forth above shall be of no further force or effect, and the provisions of Section 20.16 of the Aventis Collaboration Agreement in effect immediately prior to the execution and delivery of this Agreement shall again be in full force and effect.
     11.3 Market Listing. From the date hereof through the Closing Date, Company shall use all reasonable efforts to (a) maintain the listing and trading of the Common Stock on The NASDAQ Global Market and (b) effect the listing of the Shares on The NASDAQ Global Market, including submitting a notice of listing of additional shares with respect to the Shares to The NASDAQ Stock Market LLC no later than fifteen (15) calendar days prior to the Closing Date.
     11.4 Notification under the HSR Act. The parties shall, as soon as practicable, and, in any event, no later than ten (10) days after the date of this Agreement, file or cause to be filed with the Federal Trade Commission and the Department of Justice the notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated by this Agreement. The parties will use all reasonable efforts to respond on a timely basis to any requests for additional information made by either of such agencies.
     11.5 Assistance and Cooperation. Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable efforts to accomplish the following: (a) taking all reasonable acts necessary to cause the conditions precedent set forth in Sections 7, 8 and 9 to be satisfied (including, in the case of the Company, promptly notifying the Investor of any notice from The NASDAQ Stock Market LLC with respect to the LAS); (b) obtaining all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any) and taking all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Authority; (c) obtaining all necessary consents, approvals or waivers from Third Parties; and (d) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed. In addition, each of the Company and the Investor will promptly take any and all steps necessary to obtain any consent or to vacate or lift any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority relating to antitrust matters that would have the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting or materially delaying their consummation. Notwithstanding anything to the contrary in this Section 11.5, nothing in this Section 11.5 will require the Investor to dispose of or hold separate any portion of its business or assets if such action, in the reasonable business judgment of the Investor, would impair, or be reasonably expected to impair, in any significant manner (i) the benefits to the Investor of the transactions contemplated by this Agreement, the Discovery Agreement or the Collaboration Agreements or (ii) the business, financial condition, results of operations or prospects of the Investor and its subsidiaries, taken as a whole.
     11.6 Effect of Waiver of Condition to Closing. In the event that, as of the Closing, the Investor waives the condition regarding a Material Adverse Effect set forth in Section 7.5 of this Agreement, the Investor shall be deemed to have waived any right of recourse against the Company for, and agreed not to sue the Company in respect of, any and all events or inaccuracies in any representations or warranties of the Company (a) that, as of the Closing, have caused or would reasonably be expected to cause such Material Adverse Effect and (b) of which the Investor had notice in writing from the Company immediately prior to the Closing.
12. Miscellaneous.
     12.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement.
     12.2 Waiver. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.
     12.3 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit D attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.
     12.4 Entire Agreement. This Agreement and the Investor Agreement (once executed), contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.
     12.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company.
     12.6 Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.
     12.7 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.
     12.8 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.
     12.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     12.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
     12.11 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.
     12.12 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.
     12.13 Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing for eighteen (18) months, except for (a) the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.8, 4.15, 4.16, 4.17, 4.18, 5.1, 5.2, 5.5, 5.7, 5.8, 5.9 and 5.10, which shall survive forever and (b) the representation and warranty of the Investor and Sanofi US in Section 5.11, which shall not survive the Closing. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.
     12.14 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.
     12.15 Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of the Transaction Agreements.
(Signature Page Follows)

Exhibit 10.20
     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SANOFI-AVENTIS AMÉRIQUE DU NORD
By:	/s/ Jean-Luc Renard
	Name:	Jean-Luc Renard
	Title:	Authorized Signatory

By:	/s/ Karen Linehan
	Name:	Karen Linehan
	Title:	Authorized Signatory

SANOFI-AVENTIS US LLC (Solely for purposes of Sections 5.11, 8.2, 8.3, 11.2 and 12.13)
By:	/s/ Karen Linehan
	Name:	Karen Linehan
	Title:	Authorized Signatory

By:	/s/ Robin White
	Name:	Robin White
	Title:	Authorized Signatory

REGENERON PHARMACEUTICALS, INC.
By:	/s/ Leonard Schleifer
	Name:	Leonard S. Schleifer, M.D., Ph.D.
	Title:	President & CEO

Signature Page to Stock Purchase Agreement,

Exhibit 10.20
EXHIBIT A
FORM OF CROSS RECEIPT
CROSS RECEIPT
     Regeneron Pharmaceuticals, Inc. hereby acknowledges receipt from sanofi-aventis Amérique du Nord on [                    ], 2007 of US$312,000,000.00, representing the purchase price for 12,000,000 shares of Common Stock, par value $0.001 per share, of Regeneron Pharmaceuticals, Inc., pursuant to that certain Stock Purchase Agreement, dated as of November 28, 2007, by and among sanofi-aventis Amérique du Nord, sanofi-aventis US LLC and Regeneron Pharmaceuticals, Inc.

REGENERON PHARMACEUTICALS, INC.
By:
Name:
Title:

     sanofi-aventis Amérique du Nord hereby acknowledges receipt from Regeneron Pharmaceuticals, Inc. on [                    ], 2007 of 12,000,000 shares of Common Stock, par value $0.001 per share, of Regeneron Pharmaceuticals, Inc., delivered pursuant to that certain Stock Purchase Agreement, dated as of November 28, 2007, by and among sanofi-aventis Amérique du Nord, sanofi-aventis US LLC and Regeneron Pharmaceuticals, Inc.

SANOFI-AVENTIS AMÉRIQUE DU NORD
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B
FORM OF INVESTOR AGREEMENT
[See the Investor Agreement, dated as of December 20, 2007, filed as Exhibit 10.21]

EXHIBIT C
CONDUCT OF THE BUSINESS PENDING CLOSING
The Company may refinance its 5 1/2% Convertible Senior Subordinated Notes due 2008.
The Company, in its sole discretion, shall be entitled to make equity-based or phantom equity incentive and other compensation awards, pursuant to equity-based or phantom equity incentive and other compensation plans in effect on the date of this Agreement.

EXHIBIT D
NOTICES

(a)	If to the Investor or Sanofi US:

sanofi-aventis
174, avenue de France
75013 Paris
France
Attention: General Counsel

with a copy to:

Jones Day
222 East 41st Street
New York, New York 10017
Attention: Jere R. Thomson

(b)	If to the Company:

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
U.S.A.
Attention: President
Copy: General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Beacon Street, 31st Floor
Boston, MA 02108
Attention: Kent A. Coit